Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 14, 2016, Rentech Nitrogen Partners, L.P. (the “Partnership”) completed the sale of Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) to Pasadena Commodities International, LLC, an affiliate of Interoceanic Corporation. The transaction calls for an initial cash payment to the Partnership of $5.0 million and a cash working capital adjustment, which is expected to be approximately $6.0 million, after confirmation of the amount within ninety days of the closing of the transaction. The purchase agreement also includes a milestone payment which would be paid to the Partnership unitholders equal to 50% of the facility’s EBITDA, as defined in the purchase agreement, in excess of $8.0 million cumulatively earned over the next two years.

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of adjustments to the Partnership’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the disposition had occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the disposition had occurred on December 31, 2015.

The unaudited pro forma condensed consolidated financial statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the disposition had actually occurred on the dates indicated and are not intended to project the Partnership’s results of operations or financial position for any future period. The unaudited adjustments are based on estimates, available information, and certain assumptions that the Partnership believes are reasonable, as described in the accompanying notes. The pro forma adjustments reflect the impact of events directly attributable to the sale of Pasadena Holdings and related transaction agreements that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on the Partnership. The pro forma financial statements do not reflect any assumed proceeds from the milestone payment. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 15, 2016.

RENTECH NITROGEN PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2015

(Amounts in thousands)

		Pro Forma Adjustments
	Partnership Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adj. (2)	Adj. (3)	Adj. (4)	Pro Forma
Current Assets
Cash	$15,823	$(8,589)	$10,621	—	—	$7,234
			—	$(311)	—
			—	—	$(10,310)
Accounts receivable	11,451	(2,450)	—	—	—	9,001
Inventories	32,116	(21,758)	—	—	—	10,358
Prepaid expenses and other current assets	5,745	(3,512)	—	—	—	2,233
Other receivables	374	(344)	—	—	—	30

Total current assets	65,509	(36,653)	10,621	(311)	(10,310)	28,856

Property, plant and equipment, net	152,078	(1,810)	—	—	—	150,268

Construction in progress	23,712	(895)	—	—	—	22,817

Other assets	71	(71)	—	—	—	—

Total assets	$241,370	$(39,429)	$10,621	$(311)	$(10,310)	$201,941

Current liabilities
Accounts payable	$12,022	(5,015)	$—	$—	$—	$7,007
Payable to general partner	4,605	(377)	—	—	—	4,228
Accrued liabilities	15,212	(5,644)	—	—	—	9,568
Deferred revenue	16,982	(10,786)	—	—	—	6,196
Accrued interest	4,650	—	—	—	—	4,650

Total current liabilities	53,471	(21,822)	—	—	—	31,649

Long-term liabilities
Debt	347,575	—	—	—	—	347,575
Asset retirement obligation	4,498	(4,047)	—	—	—	451
Other	2,092	(1,541)	—	—	—	551

Total long-term liabilities	354,165	(5,588)	—	—	—	348,577

Total liabilities	407,636	(27,410)	—	—	—	380,226

Partners’ capital (deficit)
Common unitholders	(166,555)	(11,730)	10,621	(311)	(10,310)	(178,285)
Accumulated other comprehensive income	289	(289)	—	—	—	—

Total Partners’ capital (deficit)	(166,266)	(12,019)	10,621	(311)	(10,310)	(178,285)

Total liabilities and partners’ capital (deficit)	$241,370	$(39,429)	$10,621	$(311)	$(10,310)	$201,941

RENTECH NITROGEN PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

(Amounts in thousands, except per unit data)

	Partnership Historical	Pro Forma Adjustment to Eliminate Pasadena Holdings (1)	Pro Forma
Revenues	$340,731	$(139,387)	$201,344
Cost of sales	239,969	(134,731)	105,238

Gross profit	100,762	(4,656)	96,106

Operating expenses
Selling, general and administrative expense	19,794	(3,937)	15,857
Depreciation and amortization	1,035	(755)	280
Pasadena asset impairment	160,622	(160,622)	—
Other expense, net	410	—	410

Total operating expenses	181,861	(165,314)	16,547

Operating income (loss)	(81,099)	160,658	79,559

Other income (expense), net
Interest expense	(21,701)	—	(21,701)
Other income, net	1,341	(1,425)	(84)

Total other expenses, net	(20,360)	(1,425)	(21,785)

Income (loss) before income taxes	(101,459)	159,233	57,774
Income tax expense	67	(45)	22

Net income (loss)	$(101,526)	$159,278	$57,752

Net income (loss) per common unit allocated to common unitholders - Basic and diluted	$(2.62)		$1.47

Weighted-average units used to compute net income (loss) per common unit:
Basic and diluted	38,924		38,924

RENTECH NITROGEN PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2014

(Amounts in thousands, except per unit data)

	Partnership Historical	Pro Forma Adjustment to Eliminate Pasadena Holdings (1)	Pro Forma
Revenues	$334,612	$(138,233)	$196,379
Cost of sales	274,135	(152,541)	121,594

Gross profit	60,477	14,308	74,785

Operating expenses
Selling, general and administrative expense	18,011	(5,078)	12,933
Depreciation and amortization	1,509	(1,315)	194
Pasadena goodwill impairment	27,202	(27,202)	—
Other expense, net	542	(5)	537

Total operating expenses	47,264	(33,600)	13,664

Operating income	13,213	47,908	61,121

Other income (expense), net
Interest expense	(19,057)	—	(19,057)
Agrifos settlement	5,632	—	5,632
Loss on debt extinguishment	(635)	—	(635)
Other income, net	(197)	—	(197)

Total other expenses, net	(14,257)	—	(14,257)

Income (loss) before income taxes	(1,044)	47,908	46,864
Income tax expense	18	(18)	—

Net income (loss)	$(1,062)	$47,926	$46,864

Net income (loss) per common unit allocated to common unitholders - Basic and diluted	$(0.03)		$1.20

Weighted-average units used to compute net income (loss) per common unit:
Basic and diluted	38,898		38,898

RENTECH NITROGEN PARTNERS, L.P.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2013

(Amounts in thousands, except per unit data)

		Pro Forma Adjustments
	Partnership Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adj. (2)	Pro Forma
Revenues	$311,375	$(133,675)	$—	$177,700
Cost of sales	240,021	(143,204)	—	96,817

Gross profit	71,354	9,529	—	80,883

Operating expenses
Selling, general and administrative expense	17,285	(4,764)	—	12,521
Depreciation and amortization	4,077	(3,886)	—	191
Pasadena impairment	30,029	(30,029)	—	—
Loss on sale of Pasadena Holdings	—	—	148,157	148,157
Other expense, net	806	—	—	806

Total operating expenses	52,197	(38,679)	148,157	161,675

Operating income (loss)	19,157	48,208	(148,157)	(80,792)

Other income (expense), net
Interest expense	(14,098)	—	—	(14,098)
Loss on debt extinguishment	(6,001)	—	—	(6,001)
Gain on fair value adjustment to earn-out consideration	4,920	—	—	4,920
Other income, net	(6)	9	—	3

Total other expenses, net	(15,185)	9	—	(15,176)

Income (loss) before income taxes	3,972	48,217	(148,157)	(95,968)
Income tax benefit	(96)	(141)	—	(237)

Net income (loss)	$4,068	$48,358	$(148,157)	$(95,731)

Net income (loss) per common unit allocated to common unitholders - Basic and diluted	$0.10		—	$(2.46)

Weighted-average units used to compute net income (loss) per common unit:
Basic	38,850		—	38,850
Diluted	38,945			38,850

RENTECH NITROGEN PARTNERS, L.P.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the sale of Pasadena Holdings’ related assets and liabilities. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the sale occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the sale occurred on that date.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the deconsolidation of the Pasadena Holdings’ assets and liabilities as if the disposition occurred on December 31, 2015. All amounts are derived from the historical consolidated financial statements of Rentech, Inc. (the “Company”).

(2)	Reflects estimated net sales proceeds to the Partnership, which is comprised of an initial cash payment of $5.0 million, less transaction costs of approximately $0.4 million, plus a working capital payment of $6.0 million. The working capital payment will be based off actual working capital as of March 14, 2016 pursuant to the Purchase Agreement, but for purposes of the pro forma balance sheet the adjustment has been applied to working capital as of December 31, 2015.

(3)	Reflects additional transaction costs of approximately $0.3 million incurred in 2016.

(4)	Reflects estimated distributions of net proceeds to the Partnership unitholders, which is comprised of an initial cash payment of $5.0 million, less transaction costs of $0.7 million, plus a working capital payment of $6.0 million.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the deconsolidation of Pasadena Holdings’ results of operations as if the disposition occurred on January 1, 2013. All amounts are derived from the Company’s historical consolidated financial statements.

(2)	Reflects loss on sale of Pasadena Holdings, net of allocation of loss to noncontrolling interests, which is comprised of $11.0 million of estimated gross proceeds, less $0.7 million of estimated transactions costs, compared to Pasadena Holdings’ net book value of $158.5 million as of January 1, 2013.